UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2022

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(888) 895-6557

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, Chimera Investment Corporation (the “Company”) announced various leadership changes, as discussed below in this Current Report on Form 8-K.

Departure of Mohit Marria as Chief Executive Officer, Chief Investment Officer and Director

On December 10, 2022, it was determined that Mr. Marria will separate from employment with the Company as the Company’s Chief Executive Officer (“CEO”) and Chief Investment Officer (“CIO”), effective December 10, 2022. Additionally, Mr. Marria resigned from the Company’s Board of Directors (the “Board”), effective December 10, 2022. In connection with Mr. Marria’s departure, Mr. Marria is expected to receive the severance payments and benefits provided under his employment agreement with the Company, effective January 1, 2019, as previously filed with the Securities and Exchange Commission (the “SEC”), for a termination without cause, subject to his execution and non-revocation of a release of claims and compliance with post-termination restrictive covenants.

Mr. Marria’s separation was not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices.

Appointment of Phillip J. Kardis II as Chief Executive Officer and Election to the Board of Directors

On December 10, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Phillip J. Kardis II, who currently serves as the Company’s Chief Legal Officer (“CLO”) and Secretary, to serve as CEO, effective December 10, 2022. In connection with the appointment, Mr. Kardis concurrently resigned from his roles as CLO and Secretary.

Upon the recommendation of the Nominating Committee, the Board has also elected Mr. Kardis to the Board as a Class III director, effective December 10, 2022, to serve until the 2023 annual meeting of shareholders and until his successor is elected and qualifies.

Mr. Kardis, 61, has served as the Company’s CLO since September 2015. Prior to becoming CLO, Mr. Kardis was a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage-backed securities, including the Company. Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms. In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, Rockwell International, the U.S. Senate Committee on the Budget and Analytic Services, Inc. Mr. Kardis has two Bachelor’s Degrees from George Washington University, Washington, D.C., a Master’s Degree from George Washington University, a Master’s Degree from George Mason University, Fairfax, Virginia, and a JD from the Georgetown University Law Center, Washington, D.C. The Board believes Mr. Kardis is qualified to serve as a director based on his proven leadership and long tenure with the Company, his years of experience in the industry and the unique perspective he provides having worked in a variety of roles both within and as a trusted outside adviser to mortgage REITs.

Mr. Kardis will continue to receive the compensation and benefits described in his existing employment agreement with the Company, effective January 1, 2019, as previously filed with the SEC. Mr. Kardis has entered into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015. There are no other arrangements or understandings between Mr. Kardis and any other person pursuant to which he was appointed as the Company’s CEO and to the Board. There are also no family relationships between Mr. Kardis and any of the Company’s directors or executive officers and Mr. Kardis does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Choudhary Yarlagadda as co-Chief Investment Officer

On December 10, 2022, upon the recommendation of the Nominating Committee, the Board appointed Choudhary Yarlagadda, who currently serves as the Company’s President and Chief Operating Officer (“COO”) and a Class III director, to serve as the Company’s co-CIO, effective December 10, 2022. Mr. Yarlagadda will also continue to serve as the Company’s President and COO.

Mr. Yarlagadda, 60, has served as the Company’s COO since August 2015, has served as the Company’s President since January 2021 and has served as a Class III director since November 2020. Prior to becoming COO, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly Capital Management, Inc. (“Annaly”) since January 2008. Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse and before that a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc. Mr. Yarlagadda has an MS from the Florida Institute of Technology and BS from the National Institute of Technology (India).

Appointment of Dan Thakkar as co-Chief Investment Officer

On December 10, 2022, upon the recommendation of the Nominating Committee, the Board appointed Dan Thakkar, who currently serves as the Company’s Chief Risk Officer (“CRO”), to serve as co-CIO, effective December 10, 2022.

Mr. Thakkar, 52, has served as the Company’s CRO since December 2020. Prior to becoming CRO, Mr. Thakkar headed the Fixed Income Trading Desk at Genworth Financial from 2012 to 2020, where he was responsible for overseeing Trading for IG Corporates, High-Yield, Municipals, Emerging Markets and Structured Product Sectors including RMBS, ABS, CMBS and CLOs. Prior to this job, Mr. Thakkar headed Trading for Genworth’s Structured Portfolio from 2008 to 2012 that included RMBS, CMBS and ABS. Prior to Genworth, Mr. Thakkar was with Hyperion Brookfield Asset Management for from 2005 to 2008, one of the original asset managers of residential mortgage-backed security funds, where he traded RMBS and managed a Mortgage REIT fund. Mr. Thakkar also spent nine years at MetLife, where he was an Agency and Non-Agency RMBS trader. Prior to that job, he traded Government and Agency Debt, and had stints at Portfolio and Risk Management units within MetLife. Mr. Thakkar has his BA in Accounting from the University of Delhi and MBA from University of Hartford. Mr. Thakkar received his CFA charter in 2001. Mr. Thakkar also completed the Global Leadership Program from the Tuck School of Business at Dartmouth in 2019. Mr. Thakkar will enter into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

The Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: December 12, 2022	By:	/s/ Phillip J. Kardis II
	Name:	Phillip J. Kardis II
	Title:	Chief Executive Officer